Exhibit 10.15

AMENDMENT TO FORWARD PURCHASE AGREEMENT

March 1, 2023

This Amendment to Forward Purchase Agreement (this “Amendment”) is made effective as of the date first set forth above, by and between Capitalworks Emerging Markets Acquisition Corp, a Cayman Islands exempted company (the “Company”), and Camber Base, LLC, a Delaware limited liability company (“Investor”).

WHEREAS, the Company and Investor are parties to that certain Forward Purchase Agreement, dated as of June 15, 2021 (the “Original FPA” and, as amended by this Amendment, the “FPA”); and

WHEREAS, the undersigned parties desire to enter into this Amendment to revise the terms of the Original FPA.

NOW THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants set forth below, the adequacy of which are hereby acknowledged, the undersigned parties hereby agree to amend the Original FPA as follows:

1.	The fourth WHEREAS clause of the Original FPA is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), at the sole written election of Investor made on or prior to the Registration/Proxy Statement Effective Date (as defined below), the Company shall issue and sell, and the Purchaser (as defined below) shall purchase, on a private placement basis, up to a total of 2,000,000 Class A Shares (the “Forward Purchase Shares”) and 1,000,000 Warrants (the “Forward Purchase Warrants” and together with the Forward Purchase Shares, the “Forward Purchase Units”), for a purchase price of $10.00 per Forward Purchase Unit (for an aggregate purchase price of up to $20.0 million), on the terms and conditions set forth herein (for the avoidance of doubt, one (1) Forward Purchase Unit will consist of one (1) whole Class A Share (which will be one (1) Forward Purchase Share under this Agreement) and one-half (½) of one whole Warrant (which whole Warrant will be one (1) Forward Purchase Warrant under this Agreement));”

2.	Section 1(b)(i) of the Original FPA is hereby deleted in its entirety and replaced with the following:

“(i)Immediately prior to the Business Combination Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Forward Purchase Units (as defined below) for a purchase price of Ten U.S. Dollars ($10.00) per Purchased Forward Purchase Unit (the aggregate purchase price for all Purchased Forward Purchase Units, the “FPU Purchase Price”).”

3.	Section 1(b) of the Original FPA is hereby amended to add the following new subsections (iv), (v) and (vi):

“(iv)Promptly (but in any event within five (5) Business Days) after the Company enters into a binding definitive agreement for the Company’s initial Business Combination (a “BCA”), the Company will notify Investor in writing (a “BCA Notice”) that it has entered into such BCA and the material terms and conditions thereof, along with a copy of such BCA (which information may be provided by the Company by attaching a copy of or link to one or more Current Reports on Form 8-K filed by the Company with the SEC with respect to such BCA).  From the time that

Investor receives a BCA Notice until the Business Day immediately preceding the date on which the registration statement or proxy statement filed by the Company (and/or any successor public company in such initial Business Combination) has “cleared” comments with the SEC and been declared either an effective registration statement or definitive proxy statement, as applicable (such Business Day immediately preceding such date, the “Registration/Proxy Statement Effective Date”), Investor may elect, by providing written notice thereof to the Company (a “Purchase Election Notice”), for the Purchaser to purchase in accordance with Section 1(b)(i) such number of Forward Purchase Units as set forth in the Purchase Election Notice (the “Purchased Forward Purchase Units”), up to a maximum of two million (2,000,000) Forward Purchase Units.  Upon delivering a Purchase Election Notice to the Company (including an election to purchase no Forward Purchase Units) in accordance with this Agreement, such election by Investor shall be irrevocable, and the parties (including any Designated Purchaser) shall be bound by such Purchase Election Notice.  In the event that Investor does not deliver to the Company a Purchase Election Notice on or prior to the Registration/Proxy Statement Effective Date, Investor shall be deemed to have elected to purchase zero (0) Forward Purchase Units under this Agreement, and the Company shall not issue any Forward Purchase Units (or Forward Purchase Shares or Forward Purchase Warrants) to the Purchaser hereunder.  For the avoidance of doubt, any reference in this Agreement to any representations, warranties, covenants, obligations or conditions of either party or a Designated Purchaser with respect to Forward Purchase Units (or Forward Purchase Shares or Forward Purchase Warrants), including Section 1(d) of the Agreement and the Registration Rights, shall only include the Purchased Forward Purchase Units (and Forward Purchase Shares and Forward Purchase Warrants included in such Purchased Forward Purchase Units).

(v)In determining whether to provide a Purchase Election Notice and the number of Purchased Forward Purchase Units thereunder, Investor may request information from the Company regarding such proposed Business Combination transaction and the target company in such proposed Business Combination transaction (the “Target”), and the Company will reasonably cooperate, and use its commercially reasonable efforts to cause its affiliates, agents and representatives and the Target to cooperate, with such efforts; provided, that if Investor requests any information which is at such time confidential, proprietary or non-public information of the Company, the Target or their respective affiliates, (A) the Company may require that Investor enter into a reasonable and customary non-disclosure agreement with the Company prior to providing such information, and (B) Investor acknowledges that such information may be material non-public information under United States securities laws and that Investor and its affiliates will abide by United States securities laws with respect to such information.

(vi)Investor acknowledges that in the event that the Company is not the ultimate continuing public company in the proposed Business Combination, the Forward Purchase Shares and Forward Purchase Warrants included in the Purchased Forward Purchase Units will at the Business Combination Closing be converted into shares and warrants of the successor public company in such initial Business Combination on the same terms as the Company’s outstanding Class A Shares and outstanding Public Warrants, and such successor public company shall be responsible for the obligations of the Company under the Registration Rights in lieu of the Company.”

4.	Section 4(b)(ii) of the Original FPA is hereby deleted in its entirety and replaced with the following:

“(ii)The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, or distributions therefrom to the Company’s public shareholders (“Public Distributions”), and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account or Public Distributions that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it (other than any Forward Purchase Shares). In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account other than Public Distributions and not against the property or any monies in the Trust Account or Public Distributions, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it (other than any Forward Purchase Shares).  For the avoidance of doubt, the Purchaser shall not have any redemption rights or rights to liquidations of the Trust Account with respect to the Forward Purchase Shares, and hereby waives any such rights with respect to any Forward Purchase Shares that are purchased under this Agreement.”

5.	Section 4(c) of the Original FPA is hereby deleted in its entirety and replaced with the following:

“(c)[Reserved]”

6.	Section 5(a)(v) of the Original FPA is hereby deleted in its entirety and replaced with the following:

“(v) The board of directors of the Company has approved the Business Combination.”

7.	Section 6(b)(i) of the Original FPA is hereby deleted in its entirety and replaced with the following:

“(i) [Reserved]”

8.	Section 6(b)(iii) of the Original FPA is hereby deleted in its entirety and replaced with the following:

“(iii)if the Company’s initial Business Combination is not consummated prior to its deadline to do so as set forth in the Company’s Memorandum and Articles, as they may be amended; or”

9.	The address of the Company for notices set forth in Section 7(a) of the Original FPA is hereby deleted in its entirety and replaced with the following:

“Capitalworks Emerging Markets Acquisition Corp

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Roberta Brzezinski, Chief Executive Officer

Telephone No.: (646) 202-1838

E-mail: Roberta.B@capitalworksem.com

with a copy, which shall not constitute effective notice, to the Company’s counsel at:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Douglas Ellenoff, Esq.; Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

E-mail: ellenoff@egsllp.com; mgray@egsllp.com”

10.Except as expressly provided in this Amendment, all of the terms and provisions in the Original FPA are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein, and this Amendment does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Original FPA, or any other right, remedy, power or privilege of any party to the Original FPA, except as expressly set forth herein.  The Original FPA, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter of the Original FPA, and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.  The terms of this Amendment shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Original FPA.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CAPITALWORKS EMERGING MARKETS
ACQUISITION CORP

By:	/s/ Roberta Brzezinski
Name:	Roberta Brzezinski
Title:	Chief Executive Officer

CAMBER BASE, LLC
By: Brown University, as sole member

By:	/s/ Erica Nourjian
Name:	Erica Nourjian
Title:	Head of Operations for Investments

{Signature Page to Amendment to Forward Purchase Agreement}